Exhibit 5

780 NORTH WATER STREET MILWAUKEE, WI 53202-3590 TEL 414-273-3500 FAX 414-273-5198 www.gklaw.com

September 2, 2010

ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

RE:	Registration Statement on Form S-3 Filed by ZBB Energy Corporation

Gentlemen:

We have acted as special counsel to ZBB Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the issuance and sale by the Company of 1,653,825 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”).  In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (Registration No. 333-156941) (the “Registration Statement”), including a base prospectus (the “Base Prospectus”) and a prospectus supplement dated September 2, 2010 (the “Prospectus Supplement”) relating to the Shares.  The Shares will be issued and sold pursuant to the terms of an Amended and Restated Securities Purchase Agreement dated as of August 30, 2010 (the “Purchase Agreement”) between Socius CG II, Ltd. and the Company and a warrant which is subject to the terms of a Warrant to Purchase Common Stock (the “Common Stock Purchase Warrant”).

In our capacity as special counsel to the Company in connection with the registration of the Shares, we have examined: (i) the Registration Statement, the Base Prospectus and the Prospectus Supplement; (ii) the Company’s amended articles of incorporation and by-laws; (iii) certain resolutions of the Company’s board of directors; (iv) the Purchase Agreement; (v) the Common Stock Purchase Warrant; and (vi) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  As to all matters of fact, we have relied on the representations and warranties and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY & APPLETON, WI; AND  WASHINGTON, DC
GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.

ZBB Energy Corporation
September 2, 2010

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued and sold in accordance with the terms of the Purchase Agreement and the Common Stock Purchase Warrant, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, including the statutory provisions, all applicable provisions of the Constitution of the State of Wisconsin and reported judicial decisions interpreting these laws, each as in effect as of the date of this opinion, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.  The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after such date or of any facts that might change the opinion expressed herein that we may become aware of after such date.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus and the Prospectus  Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required to be given under Section 7 of the Securities Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.